UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 1, 2011

Hercules Technology Growth Capital, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	814-00702	74-3113410
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

400 Hamilton Ave., Suite 310 Palo Alto, CA		94301
(Address of Principal Executive Offices)		(Zip Code)

(650) 289-3060

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (the “Amendment”) to the Current Report on Form 8-K filed by Hercules Technology Growth Capital, Inc. (the “Company”) on June 3, 2011 (the “Original 8-K”). The Original 8-K was filed to report the results of the matters submitted to a vote at the 2011 annual stockholders meeting held on June 1, 2011 (the “2011 Annual Meeting”). The sole purpose of this Amendment is to disclose the Company’s decision regarding the frequency of the stockholder advisory (non-binding) vote on executive compensation. No other changes are being made to the Original 8-K.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Company is filing this amendment to the Original Report to report that, consistent with the voting results at the 2011 Annual Meeting, the Company has determined to hold an advisory vote on the compensation of the Company’s named executive officers annually until the next non-binding shareholder vote on the frequency of shareholder votes on executive compensation, or until the Board of Directors otherwise determines a different frequency for such non-binding votes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hercules Technology Growth Capital, Inc.

Date: October 17, 2011	By:	/s/ Scott Harvey
Scott Harvey
Chief Legal Officer